SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        Date of report (Date of earliest event reported):  March 7, 2007

                          HOUSTON AMERICAN ENERGY CORP.
                      ------------------------------------

               (Exact name of registrant as specified in Charter)

          Delaware                     0-33027              76-0675953
-------------------------------   ----------------    --------------------------
(State or other jurisdiction of     (Commission            (IRS Employer
 incorporation or organization)       File No.)          Identification No.)

                          801 Travis Street, Suite 2020
                              Houston, Texas 77002
                ------------------------------------------------
               (Address of Principal Executive Offices)(Zip Code)

                                  713-222-6966
                      ------------------------------------
                            (Issuer Telephone number)

           -----------------------------------------------------------
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
       (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

Houston American Energy Corp. (the "Company") provides the following information on the results of its Dorotea B2 well on its Dorotea Prospect in Colombia:

The well has been drilled to total depth of 5700 feet MD and 7 inch production casing has been run by the operator, Hupecol LLC. The well has been perforated from 5258 feet to 5262 feet MD in the top of the C5 Sand with about 28 feet of apparent oil pay based on log and core analysis. The well began flowing at the rate of 2,200 barrels of fluid per day of which 12% was water and 88% oil.
After an hour and a half, the well was flowing at the rate of 2,640 barrels of fluid per day, of which 2% was water and 98% was oil. The information provided with respect to the Dorotea B2 well is based on preliminary information provided by the well operator on March 7, 2007. The well remains very early in the testing phase and preliminary results may not reflect actual production rates for the well.

The Company holds, through its interest in Hupecol Dorotea and Cabiona LLC ("HDC LLC"), a 12.5% interest in the Dorotea concession. HDC LLC owns the Dorotea concession through a contract with the Colombian National Hydrocarbon Agency
(ANH) and Hupecol LLC is the operator of the Dorotea concession.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          HOUSTON AMERICAN ENERGY CORP.

Dated:  March 7, 2007
                                     By:  /s/ John Terwilliger
                                          John Terwilliger,
                                          President and Chief Executive Officer


                                        2